    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1999
                                                          REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                             ANC RENTAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                     DELAWARE
          (State or Other Jurisdiction of                        (I.R.S. Employer
          Incorporation or Organization)                        Identification No.)

                110 S.E. 6TH STREET                                   33301
                FORT LAUDERDALE, FL                                 (Zip Code)
     (Address of Principal Executive Offices)

                                 (954) 769-7000
              (Registrant's Telephone Number, Including Area Code)

                             ---------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                                 NAMES OF EACH EXCHANGE ON
             TITLE OF CLASS TO BE SO REGISTERED               WHICH CLASS IS TO BE REGISTERED
             ----------------------------------               -------------------------------
Common Stock ($.01 Par Value)                                     New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      None

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                             ANC RENTAL CORPORATION

    CROSS-REFERENCE SHEET BETWEEN THE INFORMATION STATEMENT ATTACHED TO THIS
                                  DOCUMENT AS
                          ANNEX A AND ITEMS OF FORM 10

I.  INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE
                                      INTO
                     THE REGISTRATION STATEMENT ON FORM 10

ITEM
NO.                   ITEM CAPTION                       LOCATION IN INFORMATION STATEMENT
----                  ------------                       ---------------------------------
 1.    Business...................................  Summary; Management's Discussion and
                                                    Analysis of Financial Condition and Results
                                                    of Operations; and Business
2.     Financial Information......................  Summary; Capitalization; Selected Financial
                                                    Data; Unaudited Consolidated Pro Forma
                                                    Financial Statements; and Management's
                                                    Discussion and Analysis of Financial
                                                    Condition and Results of Operations
3.     Properties.................................  Business
4.     Security Ownership of Certain Beneficial
       Owners and Management......................  Management
5.     Directors and Executive Officers...........  Management
6.     Executive Compensation.....................  Management
7.     Certain Relationships and Related
       Transactions...............................  Summary; The Spin-off; Management; and
                                                    Certain Relationships and Related
                                                    Transactions.
8.     Legal Proceedings..........................  Business
9.     Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters........................  Summary; The Spin-off; and Description of
                                                    Capital Stock
11.    Description of Registrant's Securities to
       be Registered..............................  Description of Capital Stock
12.    Indemnification of Directors and
       Officers...................................  Management
13.    Financial Statements and Supplementary
       Data.......................................  Summary; Unaudited Consolidated Pro Forma
                                                    Financial Statements; and Consolidated
                                                    Financial Statements

             II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

10. Recent Sales of Unregistered Securities

     None

14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     None

15. Financial Statements and Exhibits.

     (a) Financial Statements and Financial Statement Schedules.

     The following financial statements are included or incorporated by reference in the Information Statement and filed as a part of this Registration Statement on Form 10:

        (1) Unaudited Consolidated Pro Forma Financial Statements of ANC Rental;

        (2) Consolidated Financial Statements of ANC Rental; and

        (3) Financial Statements of Value Rent-A-Car, Inc. as of and for the year ended December 31, 1996.

     The following financial statement schedule for the years ended December 31, 1998, 1997 and 1996 is filed with this report:

        II -- Valuation and Qualifying Accounts

     (b) Exhibits.

EXHIBIT
NUMBER                                     DESCRIPTION
-------                                    -----------
   2.1*            Form of Separation and Distribution Agreement to be entered into by and between AutoNation and ANC Rental
   3.1*            Certificate of Incorporation of ANC Rental
   3.2*            By-laws of ANC Rental
   4.1*            Form of Specimen Stock Certificate of ANC Rental common
                   stock
   4.2             Master Motor Vehicle Lease and Servicing Agreement dated as of February 26, 1999 among National Car Rental System, Inc.
                   as lessee, National Car Rental Financing Limited Partnership as lessor, and AutoNation, Inc. as guarantor (incorporated by reference to Exhibit 4.2 to AutoNation's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999)
   4.3             Series 1999-1 Supplement dated as of February 26, 1999
                   between National Car Rental Financing Limited Partnership
                   ("NFLP"), and The Bank of New York, as Trustee (the
                   "Trustee") to the Base Indenture, dated as of April 30, 1996 between NFLP and the Trustee, as amended by the supplement and amendment to the Base Indenture, dated as of December
                   20, 1996, between NFLP and the Trustee (incorporated by
                   reference to Exhibit 4.3 to AutoNation's Quarterly Report on
                   Form 10-Q for the Quarter ended March 31, 1999)
   4.4             Base Indenture dated as of February 26, 1999 between ARG
                   Funding Corp. and The Bank of New York, as Trustee
                   (incorporated by reference to Exhibit 4.4 to AutoNation's
                   Quarterly Report on Form 10-Q for the Quarter ended March
                   31, 1999)
   4.5             Series 1999-1 Supplement dated as of February 26, 1999
                   between ARG Funding Corp. and The Bank of New York as
                   Trustee to the ARG Base Indenture (incorporated by reference to Exhibit 4.5 to AutoNation's Quarterly Report on Form 10-Q
                   for the Quarter ended March 31, 1999)
   4.6             Third Amended and Restated Master Collateral Agency
                   Agreement dated as of February 26, 1999 among National Car
                   Rental System, Inc., Alamo Rent-A-Car, Inc. and Spirit
                   Rent-A-Car, Inc. d/b/a CarTemps USA, Alamo Financing, L.P.,
                   National Car Rental Financing Limited Partnership and
                   CarTemps Financing, L.P., as lessor grantors, AutoNation,
                   Inc. as master servicer and Citibank, N.A., as master
                   collateral agent (incorporated by reference to Exhibit 4.5 to AutoNation's Quarterly Report on Form 10-Q for the
                   Quarter ended March 31, 1999)

EXHIBIT
NUMBER                                     DESCRIPTION
-------                                    -----------
  10.1*            Form of Tax Sharing Agreement to be entered into by and
                   between AutoNation and ANC Rental
  10.2*            Form of Transitional Services Agreement to be entered into by and between AutoNation and ANC Rental
  10.3             Letter Agreement between Alamo Rent-A-Car, Inc. and General
                   Motors Corporation dated November 18, 1997 (incorporated by reference to Exhibit 10.25 to AutoNation's Annual Report on
                   Form 10-K for the year ended December 31, 1997)
  10.4             Letter Agreement between National Car Rental System, Inc.
                   and General Motors Corporation dated November 18, 1997
                   (incorporated by reference to Exhibit 10.26 to AutoNation's
                   Annual Report on Form 10-K for the year ended December 31,
                   1997)
  10.5             Letter Agreement between National Car Rental System, Inc.
                   and General Motors Corporation dated December 16, 1998
                   (incorporated by reference to Exhibit 10.22 to AutoNation's
                   Annual Report on Form 10-K for the year ended December 31,
                   1998)
  10.6             Letter Agreement between Alamo Rent-A-Car, Inc. and General
                   Motors Corporation dated December 16, 1998 (incorporated by reference to Exhibit 10.23 to AutoNation's Annual Report on
                   Form 10-K for the year ended December 31, 1998)
  21*              Subsidiaries of ANC Rental
  27.1             Financial Data Schedule for the Six Months Ended June 30,
                   1999 (For SEC use only)
  27.2             Financial Data Schedule for the Six Months Ended June 30,
                   1998 (For SEC use only)
  27.3             Financial Data Schedule for the Year Ended December 31, 1998
                   (For SEC use only)
  27.4             Financial Data Schedule for the Year Ended December 31, 1997
                   (For SEC use only)
  27.5             Financial Data Schedule for the Year Ended December 31, 1996
                   (For SEC use only)
  99.1             Information Statement dated as of           , 1999 attached
                   to this Registration Statement as Annex A
  99.2             Financial Statements of Value Rent-A-Car, Inc. as of and for
                   the year ended December 31, 1996 (incorporated by reference to pages F-29 to F-47 of Exhibit 99 to Current Report on
                   Form 8-K dated as of September 15, 1997 filed by AutoNation,
                   Inc.)

-------------------------

* To be filed by amendment

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

To ANC Rental Corporation:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of ANC Rental Corporation and subsidiaries included in this registration statement and have issued our report thereon dated October 15, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule included under
Item 15(a) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida
October 15, 1999.

                             ANC RENTAL CORPORATION

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                  SCHEDULE II
                                 (IN MILLIONS)

                                              BALANCE
                                                AT       ADDITIONS                              BALANCE
                                             BEGINNING   CHARGED TO                             AT END
CLASSIFICATIONS                               OF YEAR      INCOME     DEDUCTIONS     OTHER      OF YEAR
---------------                              ---------   ----------   ----------     ------     -------
Allowance for doubtful accounts:
  1998.....................................    $28.8       $15.0        $(16.0)(2)   $   .7(1)   $28.5
  1997.....................................      9.2         7.0          (3.3)(2)     15.9(1)    28.8
  1996.....................................      6.0         3.7           (.5)(2)       --        9.2
Restructuring reserves(3):
  1998.....................................     41.9          --         (18.7)(5)     (3.7)(4)   19.5
  1997.....................................      9.5        78.0         (28.1)(5)    (17.5)(4)   41.9
  1996.....................................       --        13.5            --         (4.0)(4)    9.5

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(1) Allowance of acquired businesses.
(2) Accounts written off.
(3) Included under the caption "Accrued Liabilities" in the Company's Consolidated Balance Sheets.
(4) Primarily asset write-offs.
(5) Primarily cash payments of costs associated with restructuring activities.

                                III.  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ANC RENTAL CORPORATION

                                          By: /s/ MICHAEL S. KARSNER
                                            ------------------------------------
                                            Michael S. Karsner
                                            Acting Chief Executive Officer

Date: October 21, 1999